Exhibit 10.7

GENTHERM INCORPORATED

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Gentherm Incorporated, a Michigan corporation (the “Corporation”), as permitted by the Gentherm Incorporated 2013 Equity Incentive Plan, as amended (the “Plan”), hereby grants to the individual listed below (the “Participant”), a restricted stock award as described herein, subject to the terms and conditions of the Plan and this Restricted Stock Award Agreement (“Agreement”).

Unless otherwise defined in this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan.

1. NOTICE OF RESTRICTED STOCK AWARD.

Participant:

Grant Date:

Number of Shares of Restricted Stock in Award:

2. GRANT OF RESTRICTED STOCK AWARD. The Corporation hereby grants to the Participant, as of the Grant Date, the number of shares of restricted common stock (“Restricted Stock”) set forth in the table above. By clicking the “ACCEPT” button, the Participant agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

3. VESTING. Subject to the Participant’s continued service with the Corporation or its Subsidiaries, the Restricted Stock shall vest in accordance with the following schedule:

Anniversary of Grant Date (each, a “Vesting Date”)	Cumulative Vested Percentage

_______________	100%

4. TERMINATION OF SERVICES; FORFEITURE. Notwithstanding any other provision of this Agreement:

(a) Termination for Any Reason. Any unvested shares of Restricted Stock subject to this Award shall be immediately canceled and forfeited if the Participant’s continued service with the Corporation or its Subsidiaries is terminated for any reason.

(b) Discretion to Accelerate. Notwithstanding anything to the contrary contained herein, the Committee retains the right to accelerate the vesting of all or a portion of the Restricted Stock subject to this Award.

5. CHANGE IN CONTROL. In the event of a Change in Control, the Restricted Stock shall be subject to the provisions of Section 24 of the Plan.

6. SECTION 83(B). If Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the Grant Date to include in Participant’s gross income for federal income tax purposes in the year of issuance the fair market value of the Restricted Stock, Participant shall pay to the Corporation or make arrangements satisfactory to the Corporation to pay to the Corporation upon such election, any foreign, federal, state or local taxes required to be withheld with respect to the Restricted Stock. If Participant shall fail to make such payment, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the

Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. Participant acknowledges that it is Participant’s sole responsibility, and not the Corporation’s responsibility, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if Participant elects to make such election, and Participant agrees to provide the Corporation with a copy of any such election within ten (10) calendar days of making such election.

7. RIGHTS AS SHAREHOLDER. Except for the potential forfeitability of the Restricted Stock before the occurrence of a Vesting Date, Participant has all rights of a shareholder (including voting and dividend rights) commencing on the Grant Date, subject to Participant’s execution of this Agreement. With respect to any dividends that are paid with respect to the Restricted Stock between the date of this Agreement and the end of any applicable restricted period, such dividends (whether payable in cash or shares) shall be subject to the same restrictions as the Restricted Stock, including any forfeiture provisions described in Section 2 hereof.

8. ADJUSTMENTS. In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting this Award, the rights of the Participant will be adjusted as provided in Section 5(d) of the Plan.

9. NON-TRANSFERABILITY OF AWARD. Without the express written consent of the Committee, which may be withheld for any reason in its sole discretion, neither the Restricted Stock nor any interest in the Restricted Stock may be transferred, assigned, pledged, hypothecated or borrowed against, except for a transfer under the laws of descent or distribution as a result of the death of the Participant. The terms of the Plan and this Agreement shall be binding upon the Participant’s executors, administrators, heirs, successors and assigns.  Any attempt to transfer, assign, pledge, hypothecate or borrow against the Restricted Stock in violation of this Section 9 in any manner shall be null and void and without legal force or effect.

10. RESTRICTED STOCK CERTIFICATE LEGEND. The Corporation will either issue a stock certificate or certificates representing the shares of Restricted Stock (the “Certificate”) and register the Certificate in the Participant’s name, or make such other arrangements with its stock transfer agent to issue uncertificated interests, including in book-entry form (“Book Entry”). If a Certificate is issued, it will be deposited with the Corporation, together with a stock power endorsed in blank by the Participant. A legend will be placed upon such Certificate as provided below. Subject to the other terms and conditions of this Award, upon the lapse of the restricted period applicable to such shares of Restricted Stock or any portion of them (prior to cancelation and forfeiture), the Corporation will cause the Certificate deposited with the Corporation to be reissued and delivered to the Participant without such legend. If a Book Entry is made, the Corporation will issue “stop transfer” instructions with respect to the shares of Restricted Stock until the lapse of the restricted period applicable to such shares of Restricted Stock or any portion of them (prior to cancelation and forfeiture). Each Certificate representing shares of Restricted Stock granted pursuant to this Agreement shall initially bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE GENTHERM INCORPORATED 2013 EQUITY INCENTIVE PLAN, AND IN A RESTRICTED STOCK AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF GENTHERM INCORPORATED.”

11. WITHHOLDING OBLIGATIONS. The Participant shall be responsible for all taxes required by law to be withheld by the Corporation or a Subsidiary in respect of the grant, vesting or settlement of the Restricted Stock, and the Corporation may make any arrangements it deems appropriate to ensure payment of any such tax by the Participant. In its Discretion and by way of example and without limitation (i) the Corporation may require the Participant to make a cash payment to the Corporation in an amount equal to any such withholding tax obligation at the time or at any time after such withholding tax obligation is due and payable, (ii) the Corporation may retain and not issue to the Participant that number of shares of Common Stock otherwise issuable that have a then value equal to the amount of any such withholding tax, or (iii) the Corporation or any Subsidiary may collect any such withholding tax by reducing any compensation or other amount otherwise then or thereafter owing by the Corporation or any Subsidiary to the Participant.

12. THE PLAN; AMENDMENT. This Award is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan, which is incorporated herein by reference. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Committee shall have the right, in its Discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Corporation and the Participant. The Corporation shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13. RIGHTS OF PARTICIPANT; REGULATORY REQUIREMENTS. Without limiting the generality of any other provision of this Agreement or the Plan, Sections 21 and 22 of the Plan pertaining to the limitations on the Participant’s rights and certain regulatory requirements are hereby explicitly incorporated into this Agreement.

14. NOTICES. Notices hereunder shall be mailed or delivered to the Corporation at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15. GOVERNING LAW. This Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Michigan, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of Michigan.

16. DATA PRIVACY NOTICE. Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Restricted Stock grant materials by the Corporation (and its Subsidiaries) is necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan. The Participant authorizes, agrees and unambiguously consents to the transmission by the Corporation (and its Subsidiaries) of any personal data information related to this Award for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

Participant understands that the Corporation and its Subsidiaries may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, details of all Restricted Stock or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to Merrill Lynch, Pierce, Fenner & Smith Inc., and its related companies (“Merrill Lynch”) or any stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Corporation, Merrill Lynch, any stock plan service provider selected by the Corporation and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan plus any required period thereafter for purposes of complying with data retention policies and procedures. Participant understands that based on where s/he resides, s/he may have additional rights with respect to personal data collected, used or transferred in connection with this Agreement or any other Restricted Stock grant materials by the Corporation (and its Subsidiaries), and Participant may contact in writing his or her local human resources representative.

17. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns. The Participant shall not assign (except in accordance with Section 9 hereof) any part of this Agreement without the prior express written consent of the Corporation.

18. HEADINGS. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. ACQUIRED RIGHTS. The Participant acknowledges and agrees that: (a) the Corporation may terminate or amend the Plan at any time; (b) the award of the Restricted Stock made under this Agreement is completely independent of any other award or grant and is made in the Discretion of the Corporation; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) none of the benefits granted under this Agreement are part of the Participant’s ordinary salary or compensation, and shall not be considered as part of such salary or compensation in the event of or for purposes of determining the amount of or entitlement to severance, redundancy or resignation or benefits under any employee benefit plan.

22. RESTRICTIVE COVENANTS; COMPENSATION RECOVERY. By signing this Agreement, the Participant acknowledges and agrees that the Restricted Stock subject to this Award or any Award previously granted to Participant by the Corporation or a Subsidiary shall (1) be subject to forfeiture as a result of the Participant’s violation of any agreement with the Corporation regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenant Agreements”), and (2) shall be subject to forfeiture and/or recovery under any compensation recovery policy that may be adopted from time to time by the Corporation or any of its Subsidiaries. For avoidance of doubt, compensation recovery rights to shares of Restricted Stock (including shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of shares of Restricted Stock. The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Corporation’s grant of this Award.

SIGNATURE PAGE FOLLOWS

GENTHERM INCORPORATED

Dated:	By:
Name:
Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK AWARD AGREEMENT, NOR IN THE CORPORATION’S 2013 EQUITY INCENTIVE PLAN, AS AMENDED, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OR DIRECTOR OF THE CORPORATION OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE CORPORATION, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE OR DIRECTOR RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY ACCEPTING THIS AGREEMENT, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. PARTICIPANT ACCEPTS THE RESTRICTED STOCK SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AGREEMENT.

Dated:	By:
Name: